INVIVO THERAPEUTICS CORPORATION

SCIENTIFIC ADVISORY BOARD AGREEMENT

This Scientific Advisory Board Agreement (this “Agreement”) between [insert name], having an address at [insert address] (the “Member”), and InVivo Therapeutics Corporation, (the “Company”), a Delaware corporation having a principal place of business at One Broadway 14th Floor, Cambridge, MA 02142, is made effective as of September 25, 2008 (the “Effective Date”).  In connection with the appointment of the Member to the Advisory Board (the “SAB”) of the Company and the mutual promises of the parties hereunder, it is agreed as follows:

1.           General.  The Company hereby retains the Member, and the Member hereby agrees, to serve as a member of the SAB and to consult with the Company in its Field of Interest (such services and consultation being herein referred to as the “Services”).  The term “Field of Interest” currently means neurological disease. The Company may modify the definition of Field of Interest by written notice to the Member based on the activities in which the Company is then engaged or in which the Company then proposes to be engaged.

2.           Performance of Services.  As of the Effective Date, the Member agrees to make himself or herself available to render the Services, from time to time at the request of the Company, at such time or times and location or locations as may be mutually agreed.  The Member agrees to devote his or her best efforts to the performance of the Services.  The Member agrees that, at the request of the Company, he or she shall devote at least 10 hour per month to the performance of the Services (including attendance at meetings of the SAB).  In connection therewith, the Company shall have the right to publicize the Member’s affiliation with the Company.

3.           Compensation.  For the full, prompt and faithful performance of the Services, the Company shall grant the Member an option to purchase up to [insert] ([insert])  shares of the Company’s common stock, $0.001 par value per share, at a purchase price of $1.00 per share (the “Option”). The Option shall be subject to and governed by the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the “Option Agreement”).   Subject to the terms and conditions set forth in this Option Agreement, including Member’s continued services as a member of the SAB, the Option granted hereby shall become exercisable as follows:  25% of the Shares shall vest on the first anniversary of the date of the Option Agreement, 25% of the Shares shall vest on the second anniversary of the date of the Option Agreement, 25% of the Shares shall vest on the third anniversary of the date of the Option Agreement and the remaining 25% of the Shares shall vest on the fourth anniversary of the date of the Option Agreement.

4.           Principal Institution.  The Company recognizes that the activities of the Member are or will be subject to the rules and regulations of [insert] (the “Principal Institution”), now or in the future, and the Company agrees that Member shall be under no obligation to perform Services if such performance would conflict with such rules and regulations.  In the event such rules and regulations shall, in the Company’s opinion, substantially interfere with the performance of Services by the Member, the Company may terminate this Agreement upon thirty (30) days notice to the Member.

5.           Term.  The Member’s performance of Services shall commence on the Effective Date of this Agreement and, unless terminated earlier, this Agreement shall continue for a period of four (4) years thereafter, and shall automatically be extended for an additional period or periods of one year (such period, including any extension of such period, the “Term”), unless either the Member or the Company terminates this Agreement pursuant to Sections 4 or 6 hereof.

6.           Termination; Effect of Termination.  This Agreement may be terminated by either party at any time upon sixty (60) days prior written notice. If either party breaches any of its material obligations under this Agreement in any material respect, the non-breaching party may terminate this Agreement (in addition to any other available remedy), in the event that such breach is not cured within ten (10) days after receipt by such party of written notice thereof.

Such termination shall not relieve the Member or the Company of any obligations hereunder which by their terms are intended to survive the termination of the Member’s association with the Company, including, but not limited to, the obligations of Sections 7, 9, 10, 11, 12, 17 and 18.

Upon termination of this Agreement for any reason, the Member shall promptly deliver to the Company any and all property of the Company or its customers, licensees, licensors, or affiliates which may be in his or her possession or control including, without limitation, products, cell lines, materials, memoranda, notes, diskettes, records, reports, laboratory notebooks, or other documents or photocopies of the same.

7.           Non-competition.  So long as this Agreement continues in effect and for a period of two (2) years following termination of this Agreement, the Member shall not, without the prior written approval of the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any commercial employment, consulting or business activity, occupation or other activity that is or is intended to be competitive with the business of the Company in its Field of Interest; provided, however, that the Member’s academic research and teaching activities at the Principal Institution shall in no event be deemed a violation of this provision and that the holding by the Member of any investment in any security shall not be deemed to be a violation of this Section 7 if such investment does not constitute over five percent (5%) of the outstanding issue of such security.

8.           Independent Contractor.  It is understood and agreed, that the Member is an independent contractor and that neither this Agreement nor the rendering of the Services shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties.  The Member shall not be entitled to any fringe benefits generally provided to employees of the Company and the Company shall not be required to maintain workers’ compensation coverage for the Member.

9.           Inventions.  The Member shall promptly disclose to the Company, and hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company), his or her full right, title and interest to all Inventions (as defined below).  The Member agrees, without charge, to cooperate fully with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions.  The Member hereby designates the Company as his or her agent, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder from the Member to the Company.  “Inventions” shall mean, for purposes of this paragraph, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Member (whether alone or with others) within the Company’s Field of Interest as a direct result of consulting with the Company under this Agreement and/or a direct result of Confidential Information (as defined in Section 10 hereof) received from the Company.  In no event, however, shall the Member’s obligations hereunder relate to any right, title or interest that the Member may have in inventions, discoveries, developments, methods and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Member (whether alone or with others) with the use of facilities or fundings of the Principal Institution and that the Member is required to assign to his or her Principal Institution pursuant to the rules and regulations of such Principal Institution.  Upon termination of this Agreement with the Company, the Member shall provide to the Company in writing a full, signed statement of all Inventions in which the Member participated prior to termination of this Agreement.

10.           Confidentiality. During the period of this Agreement, the Member will be exposed to certain information concerning the Company’s research, business, Inventions, products, proposed new products, designs, clinical testing programs, manufacturing processes and techniques, customers, and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Company and is not generally known to the public (collectively, “Confidential Information”).  The Member hereby agrees not to disclose, except to Company employees and representatives, or otherwise make use of, or allow others to use, any Confidential Information without the Company’s prior written consent, unless such information becomes publicly available, through no fault of the Member.  The Member further agrees not to make any notes or memoranda relating to the business of the Company other than for the benefit of the Company and not to use or permit to be used at any time any such notes or memoranda other than for the benefit of the Company. In addition, the Member agrees, promptly upon the Company’s request, whether during or after the Term, to return to the Company or destroy any and all documentary, machine-readable or other elements or evidence of Confidential Information and any copies that may be in the Member’s possession or under the Member’s control.

11.           Injunctive Relief.  The Member agrees that any breach of this Agreement by him or her could cause irreparable damage to the Company and that in the event of such breach the Company shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his or her obligations hereunder.  It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Company.

12.           Publications.  The Member agrees that he or she will not at any time publish any Confidential Information that becomes known to him or her as a result of his or her relationship with the Company which is, or pursuant to the terms hereof becomes, the property of the Company or any of its clients, customers, consultants, licensors, licensees, or affiliates except to such extent as may be necessary in the ordinary course of performing in good faith his or her duties as a member of the SAB of the Company and with the prior written consent of the Company.

During the Term and for a period of two (2) years thereafter, the Member agrees to submit to the Company for a period not to exceed sixty (60) days (the “Review Period”) a copy of any proposed manuscript or other materials to be published or otherwise publicly disclosed by the Member (each a “Proposed Publication”) which contains information relating to the Field of Interest or any other area in which the Member has performed Services, in sufficient time to enable the Company to determine if patentable Inventions or Confidential Information of the Company would be disclosed.

During the Review Period, the Company will notify the Member whether the Company desires to file a patent application on any Invention disclosed in the Proposed Publication.  In the event the Company desires that such a patent application be filed, the Member will delay publication or disclosure of the Proposed Publication until the first to occur of the following: (a) the filing of a patent application covering such Invention, (b) the agreement by the Company and the Member that no Invention is disclosed in such materials, or (c) ninety (90) days after the date that the Proposed Publication was received by the Company from the Member.  Further, if the Company reports to the Member that the Proposed Publication contains Confidential Information of the Company, the Member will remove such Confidential Information therein prior to any publication or disclosure thereof.

13.           No Conflicting Agreements.  The Member represents and warrants that, other than those set forth on Schedule A attached hereto, he or she is not a party to any commitments or obligations inconsistent with this Agreement and hereby agrees to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty.  During the Term, the Member will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide the Services in such a manner and at times that the Services will not conflict with his or her responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship he or she has at any time with any third party.

14.           Notices.  All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested, addressed to the party at the address set forth on the signature page hereof, or to such other address as such party may designate in writing to the other.  Such notice or communication shall be deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date deposited with the United States Postal Service.

15.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.  The Member agrees that the Company may assign this Agreement, in whole or in part, to any person or entity controlled by, in control of, or under common control with, the Company, and to any purchaser of all or substantially all of its assets or such portion of its assets to which this Agreement relates, or to any successor corporation resulting from any merger or consolidation of the Company with or into such corporation. The Member may not assign or transfer this Agreement or any of his or her rights or obligations hereunder.  In no event shall the Member assign or delegate responsibility for actual performance of the Services to any other person or entity without the prior written consent of the Company.

16.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties as to the subject matter hereof.  No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted.  Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

18.           Acknowledgement of no other Capital Stock.  Member hereby acknowledges and agrees that except as specified herein, as of the date hereof the Member has not been issued nor does he have a claim for nor is entitled to any capital stock or other equity interest in the Company, for any reason whatsoever.

19.           Enforceability.  The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement.  Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

20.           Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

21.           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed Agreement as a sealed instrument as of the day and year first above written.

INVIVO THERAPEUTICS CORPORATION

By:
Frank Reynolds, CEO & President

[insert]

Schedule A

Conflicting Agreements

Exhibit A

NON-QUALIFIED STOCK OPTION AGREEMENT

INVIVO THERAPEUTICS CORPORATION

AGREEMENT made as of the 25th day of September 2008, between InVivo Therapeutics Corporation (the “Company”), a Delaware corporation having a principal place of business at One Broadway 14th Floor, Cambridge, MA 02142, and [insert], having an address at [insert] (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $0.001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2007 Employee, Director and Consultant Stock Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of [insert] ([insert]) Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.  The Participant acknowledges receipt of a copy of the Plan.

2.	PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $1.00 per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”).  Payment shall be made in accordance with Paragraph 8 of the Plan.

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:  25% of the Shares shall vest on the first anniversary of the date of this agreement,  25% of the Shares shall vest on the second anniversary of the date of this Agreement, 25% of the Shares shall vest on the third anniversary of the date of this Agreement and the remaining 25% of the Shares shall vest on the fourth anniversary of the date of this Agreement.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

 Notwithstanding the foregoing, in the event of a Change of Control (as defined below), 100% of the Shares which would have vested in each vesting installment remaining under this Option will be vested for purposes of Section 23(B) of the Plan unless this Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan.

Change of Control means the occurrence of any of the following events:

(i)
Ownership.  Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve;

(ii)
Merger/Sale of Assets.  A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.	TERM OF OPTION.

The Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than the death or Disability of the Participant or termination of the Participant for “cause” (as defined in the Plan)), the Option may be exercised, if it has not previously terminated, within three months after the date the Participant ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter.  In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment, directorship or consultancy.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the termination of employment, directorship or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of employment, directorship or consultancy, but in no event after the date of expiration of the term of the Option.

In the event the Participant’s employment, directorship or consultancy is terminated by the Company or an Affiliate for “cause” (as defined in the Plan), the Participant’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Participant is notified his or her employment, directorship or consultancy is terminated for “cause”, and this Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause,” then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service or, if earlier, within the term originally prescribed by the Option.  In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)
in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Participant while an employee, director or consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option.  In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)
in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto.  Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option.  Payment of the purchase price for such Shares shall be made in accordance with Paragraph 8 of the Plan.  The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution.  The Option shall be exercisable, during the Employee’s lifetime, only by the Employee (or, in the event of legal incapacity or incompetency, by the Employee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.	TAXES.

The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.  The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option.  The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)
The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)
If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.  Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

12.1        The Shares acquired by the Participant pursuant to the exercise of the Option granted hereby shall not be transferred by the Participant except as permitted herein

12.2        In the event of the Participant’s termination of service for any reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of employment, Disability or death in accordance with Section 4 hereof).  In the event the Company does not, upon the termination of service of the Participant (as described above), exercise its option pursuant to this Section 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Participant for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions.  The following provisions shall apply to a repurchase under this Section 12.2:

(i)
The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of termination of service provided, however, in the event of a termination by the Company for “cause” (as defined in the Plan), the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to $.01.

(ii)	The Company’s option to repurchase the Participant’s Shares in the event of termination of service shall be valid for a period of 18 months commencing with the date of such termination of service.

(iii)
In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Participant’s Shares under this Section 12.2, the Company shall notify the Participant, or in case of death, his or her Survivor, in writing of its intent to repurchase the Shares.  Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 12.2(ii) for exercise of the Company’s option to repurchase.

(iv)
The written notice to the Participant shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”).  The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Participant or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice.  At the Closing, the repurchase price shall be delivered to the Participant or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or his or her successor in interest.

12.3        It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Participant that the following restrictions be complied with (except as hereinafter otherwise provided):

(i)
No Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)
Before selling or otherwise transferring all or part of the Shares, the Participant shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Participant.  Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold).  The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within sixty days after its receipt of written notice from the Participant.  The Company may only accept such offer in whole and may not accept such offer in part.  Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten nor more than sixty days after the giving of the acceptance notice.  The place for such closing shall be at the Company’s principal office.  At such closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

(iii)
If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Participant to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof.  After the expiration of such six months, the provisions of this Section 12.3 shall again apply with respect to any proposed voluntary transfer of the Participant’s Shares.

(iv)	The provisions of this Section 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.4        In the event that the Participant or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Participant to the Company and to treat the Participant and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement.  The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.5        If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.  If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.6        If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.7        The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.8        The provisions of Sections 12.1, 12.2 and 12.3 shall terminate upon the consummation of a public offering of any of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the 1933 Act, in which offering the aggregate gross proceeds to the Company exceed $10,000,000 and in which the price per share of such securities equals or exceeds $5.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

12.9        If, in connection with a registration statement filed by the Company pursuant to the 1933 Act, the Company or its underwriter so requests, the Participant will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.

12.10      The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.11      All certificates representing the Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:  “The shares represented by this certificate are subject to restrictions set forth in a Non-Qualified Stock Option Agreement dated April 19, 2007 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.  The Participant acknowledges:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.	NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:
InVivo Therapeutics Corporation
One Broadway, 14th Floor
Cambridge, MA 02142
Attn: CEO

If to the Participant:
[insert]

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.	GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Middlesex County, Commonwealth of Massachusetts or the federal courts of the United States for the District of Massachusetts.

16.	BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.	ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19.	WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.	DATA PRIVACY.

By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

21.	CONSENT OF SPOUSE.

If the Participant is married as of the date of this Agreement, the Participant’s spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Participant marries or remarries subsequent to the date hereof, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of Section 12.2 of this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit B.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

InVivo Therapeutics Corporation

By:
Name
Title

[insert]

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

[Form for Unregistered Shares]

To:       InVivo Therapeutics Corporation

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase __________ shares (the “Shares”) of the common stock, $0.001 par value, of InVivo Therapeutics Corporation (the “Company”), at the exercise price of $_____ per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated ________, 200_.

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws.  I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me.  I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions on the right to dispose of the Shares set forth in the 2007 Employee, Director and Consultant Stock Plan and the Non-Qualified Stock Option Agreement, both of which I have carefully reviewed.  I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the stock certificate for the Shares (check one):

☐ to me; or

☐ to me and ________________, as joint tenants with right of survivorship and mail the certificate to me at the following address:

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit B

CONSENT OF SPOUSE

I, ____________________________, spouse of _____________________________, acknowledge that I have read the Non-Qualified Stock Option Agreement dated as of April 19, 2007 (the “Agreement”) to which this Consent is attached as Exhibit B and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Shares granted to my spouse pursuant to the Agreement are subject to a right of repurchase in favor of InVivo Therapeutics Corporation (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Shares shall be similarly bound by the Agreement.

I agree to the repurchase right described in Section 12.2 of the Agreement and I hereby consent to the repurchase of the Shares by the Company and the sale of the Shares by my spouse or my spouse’s legal representative in accordance with the provisions of the Agreement.  Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Shares by an outright bequest of the Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Shares as it would have had pursuant to the Agreement if I had acquired the Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the _______ day of ________________, 200__.

Print name: